UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On April 30, 2013, Quicksilver Resources Inc. (“Quicksilver”), Quicksilver Resources Canada Inc. (“Quicksilver Canada”), the subsidiary guarantors, the U.S. lenders party thereto, the Canadian lenders party thereto, JPMorgan Chase Bank, N.A., as global administrative agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent entered into an Omnibus Amendment (the “Amendment”) to the (i) amended and restated U.S. senior secured revolving credit facility dated as of December 22, 2011 (the “U.S. Credit Agreement”) and (ii) amended and restated Canadian senior secured revolving credit facility dated as of December 22, 2011 (the “Canadian Credit Agreement” and, together with the U.S. Credit Agreement, the “Combined Credit Agreements”). The Amendment amended the terms of the Combined Credit Agreements to, among other things:

•	Permit the sale and transfer of a 25% interest in Quicksilver’s Barnett Shale assets to TG Barnett Resources LP (the “Tokyo Gas Transaction”)

•	Reduce the global borrowing base to $350 million from $850 million, which reduction accounts for the Tokyo Gas Transaction

•	Reduce the minimum required interest coverage ratio to the following levels:

Period	Interest Coverage Ratio	Period	Interest Coverage Ratio
Q2 2013	1.25x	Q1 2015	1.10x
Q3 2013	1.25x	Q2 2015	1.15x
Q4 2013	1.25x	Q3 2015	1.15x
Q1 2014	1.20x	Q4 2015	1.20x
Q2 2014	1.15x	Q1 2016	1.50x
Q3 2014	1.10x	Q2 2016	2.00x
Q4 2014	1.10x

•	Permit the incurrence of second lien debt, in an amount not to exceed the lesser of $800 million and the initial principal amount of such second lien debt and subject to customary intercreditor terms

•
Permit the redemption of existing notes or permitted additional debt with the proceeds from certain asset sales and permitted second lien debt; provided that utilization under the global borrowing base after giving effect to such transactions is less than 75% and subject to compliance with other customary conditions

•	Reduce the maximum senior secured debt leverage ratio to 2.0x and exclude permitted second lien debt from the senior secured debt definition

•	Increase the applicable margin by 0.75% for each type of loan and issued letters of credit

•	Increase the minimum mortgaged properties requirement to 87.5% from 80% of proved hydrocarbon interests evaluated in the then most recent reserve report

•
Reduce the global borrowing base by $0.25 for every $1.00 of net proceeds of second lien debt that is not used to refinance existing debt by the later of (i) July 1, 2013 and (ii) the 45th day following the closing of the agreement governing the second lien debt

•
Amend the maturity date of the Combined Credit Agreements to the earliest of (i) September 6, 2016, (ii) 91 days prior to the maturity date of any second lien debt or (iii) 91 days prior to the maturity of any tranche of existing notes

•
Exclude from the cash interest expense definition certain consent or similar fees paid to holders of existing notes in connection with the refinancing of Quicksilver’s existing senior subordinated notes

Certain of the parties to the Amendment and their respective affiliates have, from time to time, performed, and may in the future perform, various financial, advisory, commercial banking and investment banking services for Quicksilver and Quicksilver’s affiliates in the ordinary course of business for fees and expenses.

Item 8.01.	Other Events.
On May 1, 2013, Quicksilver issued a press release announcing the closing of the Tokyo Gas Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 1, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Cirone
John C. Cirone
Executive Vice President, General Counsel and Secretary

Date: May 3, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated May 1, 2013.